Exhibit 4.1
                             MODIFICATION AGREEMENT
                             ----------------------



         THIS MODIFICATION AGREEMENT made as of the 26th day of June, 2000 by and among ALTAIR INTERNATIONAL INC., an Ontario corporation (the "Company"), and ANDERSON LLC, a Cayman Islands limited liability company ("Purchaser").

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, the parties hereto have previously executed and delivered the Transaction Documents, as more particularly defined in the Securities Purchase Agreement dated March 31, 2000 (a copy of which has been filed with the Securities and Exchange Commission as an Exhibit to the Company's Form 8-K dated April 7, 2000); and

         WHEREAS, the parties have agreed to modify certain terms and provisions of the Securities Purchase Agreement.

         NOW , THEREFORE, it is agreed by and between the parties as follows:

         1. Sections 2.4, 2.5 and 2.6 of the Securities Purchase Agreement are hereby amended to read as follows:

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         "2.4 Second  Repricing  Period.  The "Second  Repricing  Period"  shall commence on the day immediately following the First Repricing Period and end thirty (30) days thereafter. If the lowest average Closing Bid Price for any ten (10) (not necessarily consecutive) Business Days during the Second Repricing Period (the "Second Repricing Price"), is not equal to or greater than 120% of the Initial Closing Price, then up to one-fourth (1/4) of the Initial Shares, and any Shares not repriced during a prior Repricing Period, (such number of Shares shall be determined by Purchaser and reported to the Company within ten (10) days following the conclusion of the Second Repricing Period) shall be repriced, (the "Second Repriced Shares"). The Company shall issue to Purchaser the number of additional Shares as determined according to the following formula:

         ((1.20 x Initial Closing Price) - Second Repricing Price) x (# of the Second Repriced Shares) / Second Repricing Price."

         "2.5 Third Repricing Period. (a) The "Third Repricing Period" shall commence on the day immediately following the Second Repricing Period and end thirty (30) days thereafter. If the lowest average Closing Bid Price for any ten (10) (not necessarily consecutive) Business Days during the Third Repricing Period (the "Third Repricing Price"), is not equal to or greater than 125% of the Initial Closing Price, up to one-fourth (1/4) of the Initial Shares, and any Shares not repriced during a prior Repricing Period (such number of Shares shall be determined by Purchaser and reported to the Company within ten (10) days following the conclusion of the Third Repricing Period), shall be repriced (the "Third Repriced Shares"). The Company shall issue to Purchaser the number of additional Shares as determined according to the following formula:

          ((1.25 x Initial Closing Price) - Third Repricing Price) x (# of the Third Repriced Shares) / Third Repricing Price."

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         "2.6 Fourth Repricing  Period.  (a) The "Fourth Repricing Period" shall commence on the day immediately following the Third Repricing Period and end one hundred twenty (120) days thereafter. If the lowest average Closing Bid for any ten (10) (not necessarily consecutive) Business Days during one or more thirty (30) consecutive day periods as selected by Purchaser, after the commencement of the Fourth Repricing Period is not equal to or greater than 130% of the Initial Closing Price, all of the Initial Shares not repriced during a prior Repricing Period, shall be repriced (the "Fourth Repriced Shares"). Such number of Shares shall be determined by Purchaser and reported to the Company within ten (10) days following the conclusion of the relevant period. The Company shall issue to Purchaser the number of additional Shares as determined according to the following formula:

         ((1.30 x Initial Closing Price) - Fourth Repricing Price) x (# of the Fourth Repriced Shares) / Fourth Repricing Price.

         There  may be more  than one  Repricing  during  the  Fourth  Repricing
Period."

         2. Section 8.3 and 8.4 of the Securities Purchase Agreement are hereby amended to read as follows:

         "8.3 First Right. The Company shall not, directly or indirectly, without the prior written consent of Purchaser, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition) any of its Common Stock or securities convertible into Common Stock at a price that is less than the market price of the Common Stock at the time of issuance of such security or investment (a "Subsequent Financing") for a period of three hundred and sixty (360) days after the Effective
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

         Date, or the redemption of all the Shares, whichever first occurs, except (i) the granting of options or warrants to employees, officers, directors and consultants, and the issuance of shares upon exercise of options granted, under any stock option plan heretofore or hereinafter duly adopted by the Company, (ii) shares issued upon exercise of any currently outstanding warrants or options and upon conversion of any currently outstanding convertible debenture, in each case disclosed in
         Section 4.4 or Schedule 4.4, (iii) securities issued in connection with the capitalization or creation of a joint venture with a strategic partner, (iv) shares issued to pay part or all of the purchase price for the acquisition by the Company of a person (which, for purposes of this clause (iv), shall not include an individual or group of individuals), (v) the offering of shares of Common Stock at a price equal to the then-prevailing market, not exceeding 10% of the prior week's trading volume; and (vi) shares issued in a bona fide public offering by the Company of its securities, unless (A) the Company delivers to Purchaser a written notice (the "Subsequent Financing Notice") of its intention to effect such Subsequent Financing, which Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder, the person with whom such Subsequent Financing shall be effected, and attached to which shall be a term sheet or similar document relating thereto and (B) Purchaser shall not have notified the Company by 5:00 p.m. (New York time) on the tenth
         (10th) Business Day after its receipt of the Subsequent Financing Notice of its willingness to provide, subject to completion of mutually acceptable documentation, financing to the Company on substantially the terms set forth in the Subsequent Financing Notice. If Purchaser shall fail to notify the Company of its intention to enter into such negotiations within such time period, then the Company may effect the Subsequent Financing substantially upon the terms and to the persons (or affiliates of such persons) set forth in the Subsequent Financing Notice; provided that the Company shall provide Purchaser with a second Subsequent Financing Notice, and Purchaser shall again have the right of first refusal set forth above in this Section 8.3, if the Subsequent Financing subject to the initial Subsequent Financing Notice shall not have been consummated for any reason on the terms set forth in such Subsequent Financing Notice within sixty (60) Business Days after the date of the initial Subsequent Financing Notice with the person (or an affiliate of such person) identified in the Subsequent Financing Notice. The rights granted to Purchaser in this Section 8.3 are not subject to any prior right of first refusal given to any other person except as disclosed on Schedule 4.4.

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


         8.4 Certain Agreements. (a) The Company covenants and agrees that it will not, without the prior written consent of Purchaser, enter into any subsequent or further offer or sale of Common Stock or securities convertible into Common Stock with any third party until the date which is one hundred eighty (180) days after the Effective Date, unless all of the Initial Shares and Additional Shares held by the Investor have been redeemed by the Company.

         (b) The provisions of Sections 8.3 and 8.4(a) will not apply to: (u) the grant of any option, warrant or other right to acquire shares of the Common Stock (including the exercise or conversion of any such option, warrant or right) granted to employees, officers, directors and consultants of the Company; (v) Common Stock issued pursuant to an exemption from registration under the Securities Act, provided the holder thereof is required to hold such Common Stock for at least one year from the date of issuance; (w) an underwritten public offering of shares of Common Stock; (x) the offering of shares of Common Stock at a price equal to the then-prevailing market, not exceeding 10% of the prior week's trading volume; (y) shares issued upon exercise of any currently outstanding warrants or options and upon conversion of any currently outstanding convertible debenture, in each case disclosed in
         Section 4.4 or Schedule 4.4, (z) the issuance of securities (other than for cash) in connection with a merger, consolidation, sale of assets, disposition or the exchange of the capital stock for assets, stock or other joint venture interests; and provided further, that such securities would not be included in the Registration Statement relating to the Initial Shares and a registration statement in respect of such stock shall not be filed prior to sixty (60) days after the Effective Date."

         3. Except as specifically set forth herein, nothing contained herein shall in any way be deemed to effect or modify the representations, warranties, rights and obligations of the respective parties as set forth in the Transaction Documents.

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


         4. As hereby modified and amended, the Transaction Documents remain in full force and effect.

         5. The Company undertakes, within ten (10) Business Days, to file any necessary amendment to the Registration Statement currently filed with the Securities and Exchange Commission in respect of the resale of the Shares.

         WHEREFORE, the parties have executed this agreement as of the date first above written.

                             ALTAIR INTERNATIONAL, INC.

                             By: ________________________________
                                      Name: ________________________
                                      Title: _________________________

                             ANDERSON LLC



                             By: _________________________________
                                      Name: _________________________
                                      Title: _________________________